UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5989	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Ernst & Young LLP recently informed our Audit Committee that, in connection with certain income tax compliance services, a member firm of Ernst & Young LLP held employment and business and corporate income tax related funds of a de minimis amount and made payment of such funds to the applicable tax authorities in respect of our representative offices in China and employees in those offices. These actions by the member firm of Ernst & Young LLP have been discontinued. Custody of the assets of an audit client is not permitted under the auditor independence rules of the Securities and Exchange Commission. Our Audit Committee and Ernst & Young LLP have considered the impact that the holding and paying of these funds may have had on Ernst & Young LLP’s independence with respect to our company and have concluded that there has been no impairment of Ernst & Young LLP’s independence. In making this determination, our Audit Committee considered the de minimis amount of funds involved, the ministerial nature of the actions, and that the offices and related subsidiary involved were immaterial to our consolidated financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

November 15, 2004	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Senior Vice President - Finance and Chief Financial Officer